                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 12, 2004
                                                         -----------------

                              EMPIRE RESORTS, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                            001-12522               13-3714474
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(State or other jurisdiction            (Commission          (IRS Employer
 of incorporation)                      File Number)         Identification No.)

c/o Monticello Raceway, Route 17B, Monticello, NY                  12701
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               (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (845) 794-4100
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
(17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_|  Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On November 12, 2004,  the Company  entered into a binding  agreement  (the
"Letter Agreement") with Concord Associates Limited Partnership and an affiliate thereof  (collectively,  "Concord Associates")  providing for the acquisition by the Company from Concord Associates of certain real estate assets, including the
Concord and Grossinger's resorts,  which are located in the Catskill's region of
New York.  The  acquisition  when  completed is expected to allow the Company to obtain additional casino and hotel development sites,  totaling over 1,200 acres
of  land  which  also  include  the  Monster,   International,   Challenger  and
Grossinger's  golf  courses.  The Letter  Agreement  also  provides that certain acreage associated with these properties, including related rights and easements will be retained by Concord Associates.

     The Letter  Agreement  provides  that upon the  closing,  the Company  will deliver  18,000,000  shares of its common  stock,  subject to  registration  and governance  rights as are  described  below and  subject  to  anti-dilution  for specified events occurring prior to or at the closing,  to Concord Associates as consideration for the transfer of the properties. The obligation of either party to close the transaction is subject to certain conditions (which may be waived), including (1) the completion of due diligence  reviews by December 14, 2004, (2)
the  continuing  validity  of  the  respective   material   representations  and
warranties of the parties, (3) the continuing  performance of the material terms of the agreement by the parties and the  obtaining  all  necessary  consents and approvals, (4) the absence of material liens and encumbrances on the property to be conveyed, other than certain permitted encumbrances on the resort properties, and (5) the absence of any material adverse change or decision, order or similar ruling restraining or enjoining the transaction.  The permitted  encumbrances on the resort  properties  include  mortgages and other obligations in an aggregate amount not to exceed $30 Million,  liens for taxes not yet due and payable,  any utility easements,  rights of way, and other encumbrances that do not materially impair the  development,  use or value of the property,  and certain  reciprocal easements to be entered into at closing. In addition,  the obligation of Concord
Associates is also  conditioned  upon obtaining the approval to this transaction of the  Bankruptcy  Court having  jurisdiction  over the  bankruptcy  proceeding involving  Frontline  Capital Corp, the principal owner of one of the beneficial owners  of  Concord  Associates,  and the  Company's  obligation  to  close  the transaction is also conditioned upon:

     (a)  Approval by its  shareholders  of the  conveyance of the properties to the Company and the  issuance  and delivery of the shares to be issued as consideration  therefore in accordance with all applicable  federal and state laws; and

     (b)  The first to occur of the  requisite  approvals  for either the Cayuga
          Nation of New York or the Seneca  Cayuga  Tribe of Oklahoma to conduct gaming activities  either at or the site of Monticello  Raceway or the
          Concord Resort,  including (i) a definitive binding agreement with the
          State of New York settling all outstanding land claims in the State of
          New York (which  agreement has all requisite  United States  approvals
          (either from Congress  and/or the Department of the Interior),  (ii) a
          binding Compact with the Governor of New York, which has been approved by the  Department  of the  Interior  of the  United  States  does not require further  legislative  approval by the legislature of the State of New York, and (iii) all requisite United States  approvals  (either from  Congress  and/or the  Department  of Interior) to take land into trust  (and the  transfer  thereof) and any  other  federal  approvals required to own or operate a Class III Gaming Facility.

     The Company has the option, on 60 days notice, to elect not to purchase the
Concord Resort and Golf Club (which includes the Monster and International  golf courses) at Closing.  If the Company  exercises  such option in a timely manner, the Concord Resort and Golf Club will be retained by Concord  Associates and the debt and other  obligations  relating  to the  properties  to be  assumed by the
Company in  connection  with the  transaction  will be reduced to  approximately
$17.5 million (after deduction of the approximately $7.5 million lessee purchase option price under the Monster golf course  ground  lease and  approximately  $5 million of debt encumbering the golf courses).  The parties will also enter into a mutually  acceptable license agreement  providing for the non-exclusive use of the Concord Resort and Golf Club by guests of the Company's  hotels and casinos, and providing for the sharing of capital,  operating and  maintenance  costs for the  Concord  Resort and Golf Club by the  Company  and  Concord  Associates  in
proportion to the annual number of rounds of golf  attributable  to hotel/casino guests and residents of the retained residential property.

     The  Company  and  Concord  Associates  have  agreed to enter into  certain additional agreements to provide for the following:

     (a)  Concord  Associates  Board  Representation.  Subject to any applicable shareholder  approval,  the initial Board of Directors to be in office at the Closing shall be comprised of eleven (11) members,  two of whom shall be  designees of Concord  Associates.  These  designees  will be members  of  the  class  of  directors  who  will  not be  subject  to reelection  until  the  annual  meeting  to be  held in  2008.  Of the remaining  nine  members of the initial  Board of  Directors  at least seven members of the Board of Directors will be independent. The seven initial independent members shall be comprised as follows: (1) Concord
          Associates   will  be  entitled  to  designate   three  of  the  seven
          independent members of the Board of Directors; (2) the Company will be entitled to designate three  independent  directors  selected from the
          existing  independent   directors  on  the  Board;  and  (3)  the  six
          independent  directors so selected  will  together  select the seventh independent director.  Committee  representation will be proportionate to  representation  on the  Board  (except  that  committees  that are required to be comprised of independent directors will have comparable proportionate independent representatives). To the extent permitted by applicable  NASDAQ  rules and by  applicable  law,  for a period of at least three years after the Closing,  at least one of the designees of
          Concord  Associates  will be  entitled  to serve  as a member  of each committee  of the  Board  of  Directors.  The  Company  will  use  its reasonable  commercial  efforts  so that  until  at least  the  annual meeting held in 2008 at least two Concord Associates designees will be members of the Board of Directors.  All Board members shall be subject to suitability  requirements of applicable  state,  federal and tribal
          gaming  regulators.   The  Company  agrees  to  use  all  commercially
          reasonable  efforts,  including  seeking and  obtaining  any  required shareholder  approvals of the foregoing at the Stockholders Meeting or any other meeting of  shareholders of the Company at which the matters related to the Agreement are to be presented to a vote of shareholders of the  Company.  The parties  have  further  agreed  that  failure to receive such required  shareholder  approval  shall be treated for all purposes as a failure to satisfy the condition of shareholder approval to closing contained in the Agreement.

     (b)  Registration Rights.  Concord Associates will be entitled to unlimited demand  registration  rights (although only the first three will be at the  Company's  expense and will be entitled  to  piggyback  rights on
          equity   offerings  by  the  Company  (but  in  the  case  of  Concord
          Associates'  exercise  of  piggyback  rights,  the  Company  will have priority in the event the underwriter requires cutbacks.) In addition, the  underwriter  for  shares  sold  by  Concord  Associates  must  be reasonably acceptable to the Company.

     The Company has agreed to take all action necessary to convene a meeting of holders of shares of its capital stock (the "Stockholders  Meeting") as promptly as possible to consider and vote upon the adoption of the Agreement.  Subject to applicable  law,  the Board of  Directors  of the Company  shall  recommend  the approval and adoption of the  transactions  contemplated by the Agreement,  such recommendation shall be included in the proxy statement circulated in connection with the Stockholders  Meeting,  and the Board of Directors of the Company is to
take all lawful action to solicit the adoption  thereof by the holders of shares
of its  capital  stock.  In the  event  that  subsequent  to the  date  of   the
Agreement,  the Board of Directors of the Company reasonably  determines in good faith after  consultation  with outside counsel that its fiduciary  duties under applicable law require it to withdraw, modify or qualify its recommendation in a manner adverse to Concord Associates,  the Board of Directors of the Company may
so  withdraw,  modify  or  qualify  its  recommendation;   however,  subject  to
applicable  law,  unless the  Agreement is theretofore  terminated,  the Company
shall  nevertheless  submit the   Agreement  to the holders of the shares of its
capital stock for adoption at the Stockholders Meeting.

     By their execution of certain letter agreements  concurrently with the date of the Agreement certain of the Company's  shareholders  (each, a "Stockholder")
holding  approximately  40% in the aggregate of its common stock have covenanted and agreed pursuant to separate voting agreements  (each, a "Voting  Agreement,"
collectively, the "Voting Agreements") to (i) vote their shares in favor of this transaction at the Stockholders  Meeting, and (ii) vote their shares against any
Acquisition Proposal and any alternative  transaction  involving the acquisition by the Company of hotel,  gaming,  or resort  properties in the Catskills at any applicable  stockholders  meeting.  In addition,  such letter agreements provide certain  restrictions on the right of each such shareholder to sell or otherwise dispose  of their  shares,  including  any shares  over  which such  shareholder directly or  indirectly  (and whether as record  owner,  trustee,  or otherwise)
holds voting power.

     The closing is to take place by August 31, 2005  (subject to  extension) or the parties will have the right to terminate the Agreement. Each party agrees to proceed in good faith to enter  into,  by  December  23,  2004,  the  additional agreements  referenced  in the  Agreement,  including  a  non-exclusive  license agreement  with  respect to the  Concord  Resort and Golf Club,  the  Reciprocal
Easement Agreements and a Shareholders Agreement between the Company and Concord
Associates,  provided that failure to enter into such additional agreements will
in no way affect or impair the  binding  nature of the  Agreement  and,   in the
event of any dispute over the terms and conditions of any additional  agreement, such dispute is to be resolved by binding arbitration.

     Concord  Associates  agrees to use all commercially  reasonable  efforts to obtain  the  approval  to  this  transaction  of  the  Bankruptcy  Court  having jurisdiction over the bankruptcy  proceeding  involving Frontline Capital Corp., which  approval  is a  condition  to its  obligation  to close.  In  furtherance thereof,  Concord Associates and its members covenant to cause Frontline Capital
Corp. to promptly petition the Bankruptcy Court for such approval, and recommend that the Bankruptcy  Court approve this  transaction.  If the  Bankruptcy  Court disapproves the  transaction,  however,  then Concord  Associates,  upon written notice to the Company  given within ten days after such  disapproval,  will have the right to terminate  the  Agreement  and neither  party will have any further rights  or  obligations  under  it and the  Option  (as  described  in the  next paragraph) shall no longer be exercisable.

     The Company has granted Concord Associates an irrevocable three year option to purchase up to  5,188,913  shares of its Common Stock at a price of $7.50 per share.  The option is  exercisable  in the event that the  Letter  Agreement  is terminated  in  accordance  with its terms for reasons other than (a) failure of the due diligence condition to be satisfied by either party as of the completion of due diligence on December 14, 2004, (b) a material  adverse change (i) in the properties,  assets, business, prospects, or financial or other condition of (1)
the Resort  Properties  (or  Concord  Associates  to the extent  relevant to the transactions  contemplated by the Letter Agreement) or (2) the Company,  in each case to the extent relevant to the transactions  contemplated by, or the ability to consummate, the transactions, (c) an election by the Company to terminate due to a default by Concord  Associates in the  performance of the Letter  Agreement that has a material  adverse effect,  (d) failure to close due to the failure to satisfy  certain  specified  conditions  to  the  closing  of  the  transactions contemplated by the Letter Agreement,  or (d) an election by Concord  Associates to terminate  due to failure to receive  necessary  approvals of the  Bankruptcy
Court having  jurisdiction over the bankruptcy  proceeding  involving  Frontline
Capital Corp.

     The Company has agreed that neither it nor any of its  subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall cause its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant ("Representatives") retained by it or any of its subsidiaries) not to, directly or indirectly,  initiate or solicit any  inquiries  or the making of any  proposal  or offer  with  respect to (i) a merger,  reorganization,  share exchange,  consolidation or similar  transaction involving the Company or any of its subsidiaries, (ii) any purchase of an equity interest  representing  an  amount  equal to or  greater  than a 15%  voting  or economic interest in the Company and its subsidiaries  taken as a whole or (iii)
any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the  consolidated  assets of the Company and its subsidiaries  taken as a whole (any such  proposal  or offer  being  hereinafter referred  to as an  "Acquisition  Proposal").  The Company  further  agrees that neither it nor any of its  subsidiaries nor any of the officers and directors of it or its subsidiaries  shall, and that it shall cause its and its subsidiaries'
employees, agents and Representatives not to, directly or indirectly,  engage in any negotiations concerning, or provide any confidential information or data to, or have any  discussions  with, any person or entity  relating to an Acquisition
Proposal; provided, however, that the foregoing shall not prevent the Company or its Board of Directors from (x) complying with its disclosure  obligations under
Sections 14d-9 and 14e-2 of the  Securities  Exchange Act of 1934 with regard to an unsolicited Acquisition Proposal;  provided, however, that if such disclosure has the effect of withdrawing, modifying or qualifying the recommendation of its

Board of Directors in a manner adverse to Concord  Associates or the approval of the transactions  contemplated by the Agreement by the Board of Directors of the
Company,  Concord  Associates  shall have the right to terminate the  Agreement, after which  termination  the Option  Agreement  shall  remain in full force and effect and the Grantee  under the Option  Agreement  shall  thereafter  have the right to exercise the Option;  and (y) at any time prior to, but not after,  the time the  transactions  contemplated  by the Agreement are adopted by holders of shares of capital stock of the Company, (A) providing information in response to a request  therefore by a person or entity who has made an unsolicited bona fide written  Acquisition  Proposal if the Board of Directors of the Company receives
from  the  person  or  entity  so  requesting   such   information  an  executed
confidentiality   agreement  on  customary   terms;   or  (B)  engaging  in  any
negotiations  or  discussions  with  any  person  or  entity  who  has  made  an unsolicited bona fide written Acquisition  Proposal if the Board of Directors of the Company  receives  from such  person or entity an  executed  confidentiality agreement on customary  terms;  if and only to the extent that, (1) in each such case  referred  to in clause (A) or (B)  above,  the Board of  Directors  of the
Company  reasonably  determines  in good faith after  consultation  with outside legal counsel that such action is necessary in order for its directors to comply with their  respective  fiduciary  duties under applicable law, (2) in each case referred to in clause (A) or (B) above,  the Board of  Directors  of the Company reasonably  determines  in good faith  (after  consultation  with its  financial advisor and outside counsel) that such  Acquisition  Proposal,  if accepted,  is reasonably  likely to be consummated,  taking into account all legal,  financial and regulatory aspects of the proposal,  the likelihood of obtaining  financing, and the person or entity making the proposal,  and if consummated,  would result in a transaction more favorable to the Company's  stockholders  from a financial point of view than the  transaction  contemplated  by the Agreement  taking into account any change in any proposal proposed by Concord Associates and (3) in the case of clause (A) and (B), Concord  Associates shall have had written notice of the Company's  intention to take the action  referred to in clause (A) or (B) at least five  business  days prior to the  taking of such  action by the  Company;
provided, that any more favorable Acquisition Proposal referred to in clause (A)
or (B) above must  involve  50% rather  than the 15% used in the  definition  of
Acquisition  Proposal (any such more favorable  Acquisition Proposal is referred to in this Agreement as a "Superior Proposal").  The Company agrees that it will
immediately   cease  and  cause  to  be  terminated  any  existing   activities,
discussions or negotiations with any person or entity conducted  heretofore with respect to any  Acquisition  Proposal.  The Company agrees that it will take the necessary steps to promptly  inform the  appropriate  individuals or entities of these  obligations.  The Company agrees that it will notify  Concord  Associates promptly,  but in any event within 48 hours if any such inquiries,  proposals or offers are received by, any such  information  is  requested  from,  or any such discussions or negotiations  are sought to be initiated or continued with, it or any of its Representatives  indicating, in connection with such notice, the name of such person or entity and the material  terms and conditions of any proposals or offers and  thereafter  shall keep Concord  Associates  informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such  proposals or offers,  including  whether any such proposal has been withdrawn or rejected.  The Company  also agrees to provide any  information  to
Concord  Associates  that  it is  providing  to  another  person  or  entity  at substantially  the same time it provides  it to such other  person or entity and that it will promptly request each person or entity that has heretofore executed
a   confidentiality   agreement  in  connection  with  its  consideration  of  a transaction  with the Company to return all confidential  information  furnished prior to the execution  hereof to or for the benefit of such person or entity by or on behalf of it or any of its subsidiaries.

     During the term of the Agreement,  each party is to work  exclusively  with each other in connection with any  transaction  involving the direct or indirect acquisition  hotel,  gaming or resort  properties  in the  Catskills and may not solicit,  contact,  facilitate or engage in discussions or negotiations with any third party (other than Native American tribes) with respect thereto.

     Concord  Associates agrees that neither it, nor any of its subsidiaries and affiliates, will, for a period of twenty years after the Closing, (i) build, own or operate a gaming facility  located on the retained  property,  or (ii) build, own or operate a hotel  located on such property that is a competitor of a hotel developed  on the Concord  property,  provided  that it or its  subsidiaries  or affiliates may build, own or operate a boutique luxury hotel on such property.

     If the  Company  terminates  the  Agreement  due to its  failure  to obtain necessary  consents,  it may not  solicit,  contact,  facilitate  or  engage  in discussions  or  negotiations  with any third party with respect to any property acquisition  in the Catskills  for a period of eighteen  months  following  such termination.  Similarly,  if Concord  Associates  terminates the Agreement for a failure to gain any  required  consent  (other than due to the failure to obtain
Bankruptcy Court approval),  then it shall not solicit,  contact,  facilitate or engage in discussions or  negotiations  with any third party with respect to any transfer  of its  property  in the  Catskills  for a period of  eighteen  months following such termination.

     The  Agreement   requires   consent  from  the  holders  of  the  Company's
convertible  bonds,  relating to the proposed  assumption of certain debt by the
Company at Closing. If the parties determine that such consent is unlikely to be obtained,  then they will reasonably  cooperate to restructure the  transaction, with no adverse  effect on either  party,  in such  manner as to  eliminate  the requirement of such consent.

     If the  shareholders  of the Company fail to approve the transaction at the
Stockholders  Meeting, or if (other than as a result of delays in the SEC review
process)  the  Company   fails  for  any  reason  to  submit  the   transactions
contemplated hereby for shareholder approval by August 20, 2005, or if the Board
of  Directors  changes  its  favorable   recommendation   with  respect  to  the
transaction,  then Concord  Associates has the right to terminate the  Agreement and the  Option  Agreement  will  remain in full  force and  effect and be fully binding upon the parties following any such termination.

     If the Company  defaults in the  performance  of its  material  obligations under the  Agreement  and if such default is not cured within  fifteen  business days after written notice thereof, then Concord Associates has the right, at its option, to (x) sue for actual damages suffered as a result of such default,  (y)
institute a suit for specific  performance  of the  Agreement  and/or (z) if the default has a material  adverse  effect,  terminate the Agreement.  In the event
that the  Concord  Associates  does not  terminate  the   Agreement  following a
default by the Company,  Concord  Associates  has the right to sue for an amount equal to damages  multiplied by 166%.  In the event of such an uncured  material default, and until such time as it obtains a non-appealable judgment of specific performance,  then (i) the Option Agreement will remain in full force and effect in  accordance  with its terms and shall  continue  to be fully  binding  on the parties thereto,  (ii) and the Company may not solicit,  contact,  facilitate or engage in discussions or  negotiations  with any third party with respect to any acquisition  of  property  in the  Catskills  for a period  of  eighteen  months following the  initiation of any such suit for damages or specific  performance.
Following any  termination of the  Agreement  arising  from a default that has a material adverse effect,  Concord Associates will have the right to exercise the
Option under the Option Agreement.

     If  Concord  Associates   defaults  in  the  performance  of  its  material
obligations  under the  Agreement  and such default is not cured within  fifteen business  days after  written  notice,  then the Company  has the right,  at its option, to (x) sue for actual damages as a result of such default, (y) institute a suit for specific performance and/or (z) if the default has a material adverse effect,  terminate  the  Agreement.  In the  event  that  the  Company  does not terminate the Agreement  following  a default,  the Company shall have the right to sue for damages. In the event of such an uncured material default,  and until such time as the  Company  shall  obtain a  non-appealable  judgment of specific performance,  then Concord Associates shall not solicit, contact,  facilitate or engage in discussions or  negotiations  with any third party with respect to any transfer of its  properties  in the  Catskills  for a period of eighteen  months following the  initiation of any such suit for damages or specific  performance.
Following  any  termination  by the Company  arising  from a default  that has a material  adverse  effect,  the options will no longer be exercisable  under the
Option Agreement. The provisions of the Agreement concerning default survive the termination of the Agreement.

     Any claim or dispute between the parties  (including,  without  limitation, any dispute with respect to the terms and  conditions  of any of the  Additional
Agreements)  arising  under the  Agreement  shall be   definitively  resolved by
binding arbitration.

     A copy of the  Letter  Agreement,  the Option  Agreement  and a form of the
Voting Agreement are filed as Exhibits 2.1, 10.1, and 10.2 respectively, to this report  and the  contents  of each are  incorporated  herein by  reference.  The foregoing  description  of the terms and  conditions  of the  Letter  Agreement,
Option  Agreement and Voting  Agreements  described  herein is only a summary of some of the material  provisions of such  agreements  and does not purport to be complete and does not restate such agreements in their entirety.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     Exhibit No.             Exhibits

     2.1                     Letter  Agreement,  dated November 12, 2004, by and
                             among  Empire  Resorts,  Inc.,  Concord  Associates
                             Limited  Partnership  and  Sullivan  Resorts,   LLC
                             (filed without exhibits or schedules,  all of which
                             are available upon request, without cost).

     10.1                    Option  Agreement,  dated November 12, 2004, by and
                             among Empire Resorts,  Inc. and Concord  Associates
                             Limited  Partnership  (filed  without  exhibits  or
                             schedules, all of which are available upon request,
                             without cost).

     10.2                    Form of Voting  Agreement  by and  between  Concord
                             Associates Limited Partnership and Stockholder.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                            EMPIRE RESORTS, INC.

Dated: November 18, 2004                    By: /s/ Scott A. Kaniewski
                                               ---------------------------------
                                               Name:  Scott A. Kaniewski
                                               Title: Chief Financial Officer